                                                                     EXHIBIT 3.2

                    ........................................

                                  UNITRIN, INC.

                          AMENDED AND RESTATED BY-LAWS

                                February 6, 2002

                    ........................................

                                TABLE OF CONTENTS
                                -----------------

                                                                                   PAGE
                                                                                   ----
ARTICLE  I.      OFFICES                                                             2

ARTICLE II.      MEETINGS OF STOCKHOLDERS                                            2

ARTICLE III.     DIRECTORS                                                           7
                 MEETINGS OF THE BOARD OF DIRECTORS                                  7
                 COMMITTEES OF DIRECTORS                                             8
                 COMPENSATION OF DIRECTORS                                           9

ARTICLE IV.      NOTICES                                                             9

ARTICLE V.       OFFICERS                                                            9
                 CHIEF EXECUTIVE OFFICER                                             10
                 THE PRESIDENT                                                       10
                 THE VICE PRESIDENT                                                  10
                 THE SECRETARY AND ASSISTANT SECRETARIES                             11
                 THE TREASURER AND ASSISTANT TREASURERS                              11

ARTICLE VI.      CERTIFICATES OF STOCK                                               12
                 LOST CERTIFICATES                                                   12
                 TRANSFERS OF STOCK                                                  12
                 CLOSING OF TRANSFER BOOKS                                           12
                 REGISTERED STOCKHOLDERS                                             13

ARTICLE VII.     GENERAL PROVISIONS                                                  13
                 DIVIDENDS                                                           13
                 CHECKS                                                              13
                 FISCAL YEAR                                                         14
                 SEAL                                                                14

ARTICLE VIII.    DIRECTOR'S LIABILITY AND INDEMNIFICATION                            14
                 DIRECTOR'S LIABILITY                                                14
                 RIGHT TO INDEMNIFICATION                                            14
                 RIGHT OF CLAIMANT TO BRING SUIT                                     15
                 NON-EXCLUSIVITY OF RIGHTS                                           15
                 INSURANCE AND TRUST FUND                                            16
                 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION          16
                 AMENDMENT                                                           16

ARTICLE IX.      AMENDMENTS                                                          16

                                  UNITRIN, INC.

                                    --------

                          AMENDED AND RESTATED BY-LAWS

                                    --------


                                   ARTICLE I.
                                     OFFICES
                                     -------

         Section 1.   The registered office shall be in the City of Wilmington,
         ---------
County of New Castle, State of Delaware.

         Section 2.   The corporation may also have offices at such other places
         ---------
both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Section 1.   Any meeting of stockholders for any purpose may be held at
         ---------
such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.   The annual meeting of stockholders shall be held on such
         ---------
date as may be fixed by resolution of the board of directors at least ten days prior to the date so fixed, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly constituted annual or special meeting of stockholders.

         Section 3.   Written notice of the annual meeting shall be given to
         ---------
each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the corporation's certificate of incorporation. All informalities or irregularities in any notice of meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

         Section 4.   Special meetings of stockholders, for any purpose or
         ---------
purposes, unless otherwise prescribed by statute or by the corporation's certificate of incorporation, may be called only by the Chairman of the Board or by the board of directors pursuant to a resolution adopted by a majority of directors then in office.

         Section 5.   Written notice of a special meeting of stockholders,
         ---------
stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the corporation's certificate of incorporation. All informalities or irregularities in any notice of meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

         Section 6.   Business transacted at any special meeting of stockholders
         ---------
shall be limited to the purposes stated in the notice.

         Section 7.   The officer who has charge of the stock ledger of the
         ---------
corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 8.   The holders of a majority of the stock issued and
         ---------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of the adjourned meeting need be given except as required by law. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 9.   When a quorum is present at any meeting, the vote of the
         ---------
holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10.  Each stockholder shall at every meeting of the
         ----------
stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11.  Prior to any meeting of stockholders, the board of
         ----------
directors shall designate one or more inspectors of elections or votes to be taken at the annual meeting or any other meeting of the stockholders, or any adjournment thereof. The inspector or inspectors may be, in the discretion of the board of directors, officers, employees or agents of the corporation, or independent individuals, corporations, partnerships, or other forms of organization, or any combination thereof.

         Section 12. Each stockholders' meeting will be called to order and
         ----------
thereafter chaired by the Chairman of the Board if there then is one; or if not, or if the Chairman of the Board is absent or so requests, then by the Chief Executive Officer or the President. If all of the Chairman of the Board, the Chief Executive Officer and the President are unavailable, then the meeting will be called to order and chaired by such other officer of the corporation or such stockholder as may be appointed by the board of directors. The Secretary (or in his absence an Assistant Secretary) of the corporation will act as Secretary of each stockholders' meeting. If neither the Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person (whether a stockholder or not) to act as Secretary thereat. After calling the meeting to order, the Chairman thereof may require the registration of all stockholders attending to vote in person, and the filing of all proxies with the election inspector or inspectors, if one or more has been appointed (or, if not, with the Secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. The Chairman of the meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Any informational or other informal session of stockholders conducted under the auspices of the corporation after the conclusion of, or otherwise in conjunction with, any formal business meeting of the stockholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.

         Section 13.  The board of directors may submit any contract or act for
         ----------
approval or ratification at any duly constituted meeting of the stockholders, the notice of which either includes mention of the proposed submittal or is waived as provided by law. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation as it would be if approved and ratified by each and every stockholder of the corporation.

         Section 14.  (a)   Nominations of persons for selection to the board of
         ----------
directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this
Article II, Section 14, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 14.

                      (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Article II, Section 14, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial or other interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (2) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                (c) Notwithstanding anything in the second sentence of paragraph (b) of this Article II, Section 14 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this
Article II, Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

                (d) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded.

                (e) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                (f) Notwithstanding the foregoing provisions of this Article II, Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 14. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE III.
                                    DIRECTORS
                                    ---------

         Section 1. The number of directors which shall constitute the whole
         ---------
board shall be not less than three nor more than ten. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. The board of directors shall designate one of its members
         ---------
Chairman of the Board to serve until his resignation or removal. The Chairman of the Board shall preside at all meetings of the stockholders and the board of directors and shall have such other duties and powers as are specified in the corporation's certificate of incorporation and these Bylaws or as may be prescribed by the board of directors from time to time. The Chairman of the Board may be removed only by the board of directors in accordance with a resolution adopted by a majority of the directors then in office. The board of directors may designate one of its members as Vice Chairman of the Board to serve until his resignation or removal. The Vice Chairman shall have such duties and powers as may be specified in these Bylaws or otherwise prescribed by the board of directors from time to time.

         Section 3. Subject to the rights of the holders of any class or series
         ---------
of Preferred Stock and the requirements of law, unless the board of directors otherwise determines, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

         Section 4. The business of the corporation shall be managed by its
         ---------
board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The board of directors of the corporation may hold meetings,
         ---------
both regular and special, either within or without the State of Delaware.

         Section 6.        Regular meetings of the board of directors may be
         ----------
fixed by resolution of the board of directors.

         Section 7.  Special meetings of the board may be called by the Chairman
         ---------
of the Board, the Chief Executive Officer or the President on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, or the President or Secretary in like manner and on like notice on the written request of two directors.

         Section 8.  At all meetings of the board a majority of the directors
         ---------
then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors except as may be otherwise specifically provided by statute, by the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9.  Unless otherwise restricted by the certificate of
         ---------
incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise provided by the certificate of
         ----------
incorporation or these Bylaws, members of the board of directors of the corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a
         ----------
majority of the directors then in office, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings
         ----------
and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

         Section 13. The directors may be paid their expenses, if any, of
         ----------
attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV.
                                     NOTICES
                                     -------

         Section 1.  Notice to directors and stockholders shall be in writing
         ---------
and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

         Section 2.  Whenever any notice is required to be given under the
         ---------
provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V.
                                    OFFICERS
                                    --------

         Section 1.  The officers of the corporation shall be chosen by the
         ---------
board of directors and shall be a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The board of directors may also choose additional Vice Presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

         Section 2.  The board of directors may appoint such other officers and
         ---------
agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 3.  The salaries of all officers and agents of the corporation
         ---------
shall be fixed by the board of directors.

         Section 4.  The officers of the corporation shall hold office until
         ---------
their successors are chosen and qualify. Except as otherwise provided in these Bylaws or in the certificate of incorporation, any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                             CHIEF EXECUTIVE OFFICER

         Section 5.  The Chief Executive Officer shall be the chief executive
         ---------
officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the Chief Executive Officer shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

                                  THE PRESIDENT

         Section 6.  The President shall be the chief operating officer and,
         ---------
after the Chief Executive Officer, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, or if there is no Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chief Executive Officer.

                               THE VICE PRESIDENT

         Section 7.  The Vice President, or if there shall be more than one, the
         ---------
Vice Presidents in the order determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 8.  The Secretary shall attend all meetings of the board of
         ----------
directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for the purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

         Section 9.  The assistant secretary, or if there be more than one, the
         ----------
assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 10. The Treasurer shall have the custody of the corporate funds
         -----------
and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. When and if required by the board of directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 11. The assistant treasurer, or if there shall be more than
         -----------
one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI.
                              CERTIFICATES OF STOCK
                              ---------------------

         Section 1. Every holder of stock in the corporation shall be entitled
         ----------
to have a certificate signed in the name of the corporation by the Chief Executive Officer, the President or a Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Section 2. Any or all the signatures on the certificate, including the
         ----------
signatures of the corporate officers, the transfer agent and/or the registrar, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or
         ----------
certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of
         ----------
the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

         Section 5. For the purpose of determining the stockholders who shall
         ----------
exclusively, notwithstanding any subsequent stock transfers, be entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or disbursement or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may either fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, or close the stock transfer books for a period which shall not exceed sixty days nor be less than ten days before the date of such meeting, nor for a period exceeding sixty days prior to any other action.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive
         ----------
right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII.
                               GENERAL PROVISIONS
                               ------------------
                                    DIVIDENDS
                                    ---------

         Section 1. Dividends upon the capital stock of the corporation, subject
         ----------
to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out
         ----------
of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation
         ----------
shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

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

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by
         ----------
resolution of the board of directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of
         ----------
the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII.
                    DIRECTORS' LIABILITY AND INDEMNIFICATION
                    ----------------------------------------

         Section 1. Directors' Liability. No director of the corporation shall
         ----------
be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended hereafter further to eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

         Section 2. Right to Indemnification. Each person who was or is made a
         ----------
party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

         Section 3.  Right of Claimant to Bring Suit. If a claim under Section 2
         ----------
of this Article is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its full board of directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 4.  Non-Exclusivity of Rights. The rights conferred by this
         ----------
Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the certificate of incorporation or these Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     Section 5.  Insurance and Trust Fund. In furtherance and not in limitation
     ---------
of the powers conferred by statute:

                    (1) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

                    (2) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     Section 6.  Indemnification of Employees and Agents of the Corporation. The
     ---------
corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent permitted by law.

     Section 7.  Amendment. This Article VIII is also contained in Articles NINE
     ---------
and TEN of the corporation's certificate of incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time said Articles NINE and TEN are altered, amended or repealed. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE IX.
                                   AMENDMENTS
                                   ----------

     Section 1.  The board of directors may adopt, amend or repeal these Bylaws.
     ---------
Any adoption, amendment or repeal of these Bylaws by the board of directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal these Bylaws. In addition to any vote of the holders of any class or series of stock of this corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of voting stock voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

                                  CERTIFICATION
                                  -------------

     I hereby certify that I am the duly elected, qualified and acting Secretary of Unitrin, Inc., and that the foregoing Amended and Restated By-laws were adopted as the By-laws of the corporation by the Board of Directors of the corporation at a meeting duly held on February 6, 2002.

Dated: February 11, 2002



                                             --------------------------------
                                             Scott Renwick
                                             Secretary

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